Exhibit 99.1

Mustang Bio Establishes CAR T Cell Therapy Manufacturing Facility in Massachusetts

Facility located in the UMass Medicine Science Park will support clinical development and commercialization of CAR T pipeline

Preparations underway for clinical production in 2018

New York, NY – October 30, 2017 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a Fortress Biotech, Inc. (NASDAQ: FBIO) company focused on the development of novel immunotherapies based on proprietary chimeric antigen receptor engineered T cell (CAR T) technology, announced today that it has entered into a lease agreement with the UMass Medicine Science Park in Worcester, Massachusetts, for a manufacturing facility to support the clinical development and commercialization of the Company’s CAR T product candidates.

The facility is expected to be operational for the production of personalized CAR T therapies in 2018. Mustang anticipates initially building cell-processing capabilities to support its lead CAR T product candidates MB-101 in glioblastoma, and MB-102 in acute myeloid leukemia and blastic plasmacytoid dendritic cell neoplasm.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “Establishing top-notch manufacturing capabilities early on is essential to the long-term success of CAR T programs. Securing a facility in the UMass Medicine Science Park, one of the nation’s leading centers for biotechnology research and production, is significant, as it will enable us to recruit industry leaders in manufacturing. We are thrilled to announce this important milestone, which lays the foundation for the clinical development and potential commercialization of our CAR T pipeline, and may expedite manufacturing innovations to improve patient outcomes.”

About Mustang Bio

Mustang Bio, Inc., a subsidiary of Fortress Biotech, Inc., is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel cancer immunotherapy products designed to leverage the patient’s own immune system to eliminate cancer cells. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, funding research and development, and outlicensing or bringing the technologies to market. Mustang has partnered with the City of Hope National Medical Center (“COH”) and the Fred Hutchinson Cancer Research Center in the development of proprietary chimeric antigen receptor (CAR) engineered T cell (CAR T) therapies across many cancers. Mustang’s lead programs are in Phase 1 clinical trials at COH: MB-101 for the treatment of brain cancer and MB-102 as a therapeutic agent in acute myeloid leukemia. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission. For more information, visit www.mustangbio.com.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing novel pharmaceutical and biotechnology products. Fortress develops and commercializes products both within Fortress and through certain of its subsidiary companies, also known as Fortress Companies. In addition to its internal development programs, Fortress leverages its biopharmaceutical business expertise and drug development capabilities and provides funding and management services to help the Fortress Companies achieve their goals. Fortress and the Fortress Companies may seek licensing arrangements, acquisitions, partnerships, joint ventures and/or public and private financings to accelerate and provide additional funding to support their research and development programs. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our ability to complete the manufacturing facility in the time frame we have projected; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Fortress Biotech Media Relations

Laura Bagby

6 Degrees

(312) 448-8098

lbagby@6degreespr.com